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                                                                     EXHIBIT 5.1

                                  July 25, 1997


Board of Directors
Trendwest Resorts, Inc.
12301 N.E. 10th Place
Bellevue, WA  98005

Gentlemen:

         We have acted as counsel for Trendwest Resorts, Inc. (the "Company"), an Oregon corporation, in connection with the (i) authorization and issuance of 2,745,000 shares of common stock of the Company, no par value per share (the "Issuer Shares"), (ii) the sale of 130,000 shares of common stock of the Company by William F. Peare ("the Selling Stockholder Shares"), (iii) the possible sale of an additional 431,250 shares of common stock of the Company by the Company pursuant to an over-allotment option granted to the underwriters (the "Option Shares") and (iv) the preparation of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. We have examined the Registration Statement and such other documents as we deemed necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. Upon effectiveness of the Registration Statement, due execution by the Company and the registration by the Company's registrar of the Issuer Shares and the Option Shares and the receipt by the Company of the consideration from the sale of the Issuer Shares and the Option Shares as contemplated by the Registration Statement, each of the Issuer Shares and the Option Shares will be duly authorized, validly issued, fully paid and non-assessable.

         2. The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the captions "Legal Matters" and "Risk Factors -- Applicability of Federal Securities Laws to the Sale of Vacation Credits."

                                            Very truly yours,

                                            FOSTER PEPPER & SHEFELMAN PLLC